UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 4, 2010

ENCISION INC.
(Exact name of registrant as specified in its charter)

Colorado	0-28604	84-1162056
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6797 Winchester Circle, Boulder, Colorado		80301
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(303) 444-2600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                      Submission of Matters to a Vote of Security Holders.

At the annual meeting of shareholders of Encision Inc. (the “Company”) held on August 4, 2010, the shareholders voted in favor of the re-election of Bruce L. Arfmann, Robert H. Fries, Vern D. Kornelsen, Ruediger Naumann-Etienne, David W. Newton, Roger C. Odell and John R. Serino to the Company’s board of directors and in favor of the ratification of the appointment of Eide Bailly LLP as the Company’s independent registered public accounting firm for fiscal year 2011.  The final voting results were as follows:

Election of directors to serve until the annual meeting of shareholders to be held in 2011 and until their successors are duly elected and qualified:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
Bruce L. Arfmann	3,846,392	103,649	2,188,840
Robert H. Fries	3,840,479	109,562	2,188,840
Vern D. Kornelsen	3,771,703	178,338	2,188,840
Ruediger Naumann-Etienne	3,864,492	85,549	2,188,840
David W. Newton	3,908,303	41,738	2,188,840
Roger C. Odell	3,915,098	34,943	2,188,840
John R. Serino	3,696,479	253,562	2,188,840

Ratification of Eide Bailly LLP as the Company’s independent registered public accounting firm for fiscal year 2011:

Votes For	Votes Against	Votes Abstaining
5,924,282	2,500	212,099

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCISION INC. (Registrant)

Date August 6, 2010	/s/ Marcia K. McHaffie
Marcia K. McHaffie Controller Principal Accounting Officer